                                   Exhibit 11
                                 ADE CORPORATION
             Statement Regarding Computation of Net Income Per Share

                                                                         Three months ended    Nine months ended
                                                                             January 31,           Jauary 31,
                                                                         -----------------    ------------------
                                                                           1998      1997       1998       1997
                                                                         -------    ------    --------    ------
                                                                            (unaudited)           (unaudited)

Net income ..........................................................    $ 3,786    $3,819    $  8,299    $9,484
                                                                         -------    ------    --------    ------
                                                                         -------    ------    --------    ------

Shares used in computation:

   a.  Weighted average common stock outstanding
        used in computation of basic net income per share ...........     11,096     8,516      10,184     8,470

   b.  Dilutive effect of stock options outstanding: ................        351       355         445       366
                                                                         -------    ------    --------    ------

   c.  Shares used in computation of diluted
        net income per share ........................................     11,447     8,871      10,629     8,836
                                                                         -------    ------    --------    ------
                                                                         -------    ------    --------    ------

Basic net income per share ..........................................    $  0.34    $ 0.45    $   0.81    $ 1.12
                                                                         -------    ------    --------    ------
                                                                         -------    ------    --------    ------

Diluted net income per share ........................................    $  0.33    $ 0.43    $   0.78    $ 1.07
                                                                         -------    ------    --------    ------
                                                                         -------    ------    --------    ------

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